EXHIBIT 21.1

AMREIT, INC. SUBSIDIARIES

410 Blanco GP, LLC
410 Blanco, LP
5115 Buffalo Speedway, LP
AAA CTL Notes 1 Corporation
AAA CTL Notes, Ltd.
AmREIT 500 Lamar GP, LLC
AmREIT 500 Lamar, LP
AmREIT 5402 Westheimer GP, LLC
AmREIT 5402 Westheimer, LP
AmREIT Alpharetta Commons GP, LLC
AmREIT Alpharetta Commons, LP
AmREIT Brookwood Village GP, LLC
AmREIT Brookwood Village, LP
AmREIT Construction Management, LLC (formerly ARIC SPE 1, LLC)
AmREIT Courtyard GP, LLC
AmREIT Courtyard, LP
AmREIT C-Ranch, LP
AmREIT Ella GP, LLC
AmREIT Ella, LP
AmREIT Fountain Oaks GP, LLC
AmREIT Fountain Oaks, LP
AmREIT GC Houston GP, LLC
AmREIT GC Houston, LP
AmREIT Hanover I Corp.
AmREIT I-45 Southpoint GP, LLC
AmREIT I-45 Southpoint, LP
AmREIT MacArthur Member LLC
AmREIT MacArthur Pad Sites GP, LLC
AmREIT MacArthur Pad Sites, LP
AmREIT MacArthur Park GP, LLC
AmREIT MacArthur Park, LP
AmREIT Market at Lake Houston GP, LLC
AmREIT Market at Lake Houston, LP
AmREIT Monthly Income & Growth Corporation
AmREIT Monthly Income & Growth II Corporation
AmREIT Monthly Income & Growth III Corporation
AmREIT Monthly Income & Growth IV Corporation
AmREIT Operating Corporation
AmREIT Operating Partnership, LP (formerly REITPlus Operating Partnership, LP)
AmREIT Plaza in the Park, LP
AmREIT Preston Royal GP, LLC
AmREIT Preston Royal, LP
AmREIT Preston Royal NEC-GP, LLC
AmREIT Preston Royal NEC, LP
AmREIT Realty Investment Corporation
AmREIT Riverwalk GP, Inc.
AmREIT Riverwalk, LP
AmREIT Securities Company
AmREIT Shadow Creek Acquisition, LLC
AmREIT SPE 1, Inc.
AmREIT SPE 4, LLC
AmREIT SPE 5, LLC

AmREIT SPE 6, LLC
AmREIT SPE 7, LLC
AmREIT SPF Shadow Creek GP, LLC
AmREIT TRS, Inc. (formerly REITPlus TRS, Inc.)
AmREIT Uptown Dallas GP, Inc.
AmREIT Uptown Dallas, LP
AmREIT Uptown Houston GP, LLC
AmREIT Uptown Houston, LP
AmREIT Uptown Park GP, Inc.
AmREIT Uptown Park, LP
AmREIT Westheimer Gessner GP, LLC
AmREIT Westheimer Gessner, LP
AmREIT Woodlake Holdco, LLC
AmREIT Woodlake Pad Site GP, LLC
AmREIT Woodlake Pad Site, LP
AmREIT Woodlake Pointe GP, LLC
AmREIT Woodlake Pointe I, LP
AmREIT Woodlake Square GP, Inc.
AmREIT Woodlake Square, LP
ARIC/Prairieland III, LLC
REITPlus Advisor, Inc.
REITPlus Holdings, LLC
Shadow Creek Holding Company LLC
Sugar Land Plaza, LP